Two Harbors Investment Corp. Adds Diane Wold
To Senior Management Team
NEW YORK, May 18, 2011 — Two Harbors Investment Corp. (NYSE: TWO; NYSE Amex: TWO.WS) announced today that it has added Diane Wold to its senior management team as a Managing Director. Two Harbors also announced today that it is launching a loan securitization program aiming to capitalize on opportunities in the private jumbo loan market.
Ms. Wold was previously a Senior Vice President & Managing Director at GMAC Residential Capital Corporation (GMAC ResCap), where she led the company’s U.S. residential mortgage loan securitization program in her 16-year career at GMAC ResCap. During her time at GMAC ResCap, Ms. Wold oversaw the securitization of approximately $400 billion of residential mortgage loans, with a majority of the issuance being backed by prime jumbo loans. At various points in her career, Ms. Wold was responsible for managing all aspects of the securitization program, including ongoing bond reporting and investor relations functions.
Ms. Wold is a Certified Public Accountant and has a Masters of Business Taxation from the University of Minnesota and a Bachelors of Business Administration from the University of Iowa. Ms. Wold is also a founding member and currently on the Advisory Board of the American Securitization Forum.
“We are thrilled to have someone of Diane’s background and caliber join the Two Harbors team,” said Thomas Siering, Two Harbors’ President and Chief Executive Officer. “Her experience aids in the efficient integration of the loan securitization program into our business model. It also allows for further initiatives.”
“I am very excited to join Two Harbors at a time that presents great opportunities for building a strong loan securitization platform,” said Ms. Wold. “The private mortgage securitization market is beginning to re-open and we believe there will be increasing demand for mortgage investment products that are well designed, backed by high quality collateral, and transparent in their disclosures. Our initial focus will be on jumbo loan securitizations, where we believe there is a significant opportunity.”
About Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities. Two Harbors is headquartered in Minnetonka, Minnesota, and is externally managed and advised by PRCM Advisers, LLC, a wholly-owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include, but are not limited to, higher than expected operation costs, changes in prepayment speeds of mortgages underlying our RMBS, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover certain losses that are expected to be temporary, changes in interest rates, the impact of new legislation or regulatory changes on our operations, and unanticipated changes in overall market and economic conditions.
Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.
Contacts
Investors: Anh Huynh, Investor Relations, Two Harbors Investment Corp., 212-364-3221.
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